UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.   20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest reported)  October 5, 2007

MAKEUP.COM LIMITED

(Exact name of registrant as specified in its chapter)

Nevada (State or other jurisdiction of incorporation)	000-51225 (Commission File Number)	43-2041643 (I.R.S. Employer Identification No.)
3388 Via Lido, 4th Floor, Newport Beach, California (Address of principal executive offices)		92663 (Zip Code)

Registrant’s telephone number, including area code  1-866-347-5057

n/a

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

INFORMATION TO BE INCLUDED IN REPORT

Item 2.02.

Results of Operations and Financial Condition.

On October 3, 2007, Makeup issued a press release providing a shareholders’ update on Makeup’s e-commerce business, including certain preliminary, unaudited financial results for the third quarter ended September 30, 2007.

The press release contains forward-looking statements regarding Makeup and includes cautionary statements identifying important factors that could cause actual results to differ materially from those anticipated.  The full text of the press release is attached as Exhibit 99.1 and incorporated in this item by reference.  This press release is located on Makeup’s website at www.makeupinvestor.com under “Latest News”.

Form 8-K	Makeup.com Limited	Page 2

Item 7.01.  Regulation FD Disclosure.

On October 3, 2007, Makeup issued a news release, a copy of which is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.

References to Makeup’s website in the release do not incorporate by reference the information on such website into this Current Report on Form 8-K and Makeup disclaims any such incorporation by reference.  The information in this Current Report on Form 8-K, including the news release attached as Exhibit 99.1, is incorporated by reference into this Item 7.01 in satisfaction of the public disclosure requirements of Regulation FD.  The information in this Item 7.01 is “furnished” and not “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liabilities of that section.  It may be incorporated by reference in another filing under the Securities Exchange Act of 1934 or the Securities Act of 1933 only if and to the extent such subsequent filing specifically references the information incorporated by reference herein.  This report will not be deemed a determination or an admission as to the materiality of any information in the report that is required to be disclosed solely by Regulation FD.

Item 9.01.  Financial Statements and Exhibits.

(d)

Exhibits

Exhibit	Description

99.1	Press release dated October 3, 2007 providing a shareholders’ update on Makeup’s e-commerce business.	Included

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Makeup.com Limited has caused this report to be signed on its behalf by the undersigned duly authorized person.

MAKEUP.COM LIMITED

/s/ Robert E. Rook

Dated:  October 5, 2007

By:  _______________________________________

Robert E. Rook – CEO & President